Exhibit 99.1

USN CORPORATION APPROVED TO BEGIN TRADING ON THE

OTC BULLETIN BOARD ®

LOS ANGELES, March 14, 2006— USN Corporation (OTCBB: USNR) (“USN”), owner of the “Ultimate Shopping Network”, which sells upscale consumer products direct to the customer at value prices on DIRECTV Channel 345, Dish Network channel 223, and various cable and broadcast outlets, announced today that it has received notice of approval for its shares of common stock to begin trading on the OTC Bulletin Board®. The trading ticker will remain as “USNR”. The Company has been informed that market makers are submitting price quotes and it expects shares to be fully quoted on or around Wednesday, March 15, 2006.

The OTC Bulletin Board® (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq® or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, American Depositary Receipts (ADRs), and Direct Participation Programs (DPPs).

Commenting on the release, Mark Miller, Chief Executive Officer of USN, stated, “This listing should improve the liquidity of our stock as it will allow for a much broader range of investors to transact in our stock and will allow for visible, real time quotation of bids and offers for the shares.”

Mr. Miller, 53, was recently appointed as USN’s Chief Executive Officer and Acting Chairman of the Board of Directors. He brings to USN seventeen years of senior management experience in national retail sales and closeouts. From 1992 to 1997, Mr. Miller served as Executive Vice President of Merchandising, Marketing and Store Operations at Pic ‘N’ Save Closeouts, Inc. Subsequently, he was President of Consolidated Stores $2.8 Billion Closeout Business — a 1300 store retail company based in Columbus, Ohio that included BigLots, PicNSave and MacFrugals retail chains (now known as Big lots, Inc. – NYSE: BLI). He also served in leading executive positions at The Walt Disney Company, Value City Department Stores and Red Tag Biz. Most recently, Mark served as Chief Operating Officer at Genius Products. He received a Master of Business Administration from Miami University in 1979.

About USN Corp.

USN’s wholly owned Ultimate Shopping Network is quickly becoming the luxury brand in television shopping. USN has positioned itself as television shopping’s version of high-end retailing with a dedication to service, quality, integrity and luxury. Today, the Ultimate Shopping Network is broadcast to more than 30 million aggregated U.S. households on DIRECTV Channel 345, Dish Network channel 223, and various cable and broadcast outlets. The Company also has an Internet shopping site, http://www.shopusn.com/, which offers customers many of the same upscale products seen by viewers on the network at very competitive price points.

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company’s existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, or the benefits anticipated from the acquisition will not be realized. Additionally, forward-looking statements are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer preferences, as well as those risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Relations:

The Del Mar Consulting Group, Inc.

(858) 794-9500

bprag@delmarconsulting.com